UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2005

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On June 10, 2005, Applied Digital Solutions, Inc. (the “Company”) issued a press release announcing that and its subsidiary, VeriChip Inc. entered into a Share Purchase Agreement (the “Agreement”) dated June 10, 2005, by and among Instantel, Inc. (“Instantel”), Instantel Holding Company s.ar.l., Perceptis, L.P., VeriChip Inc. and solely for the purposes of Section 1.4 of the Agreement, the Company and VeriChip Corporation to acquire 100% of the common stock of Instantel Inc. Under the terms of the Agreement, Instantel became a wholly-owned subsidiary of VeriChip Inc.

The purchase price for Instantel Inc. was approximately $22.0 million paid in cash and up to an additional $3.0 million to be paid in the future in some combination of cash, VeriChip Corporation common stock and the Company’s common stock, depending on whether VeriChip Corporation completes an initial public offering of its common stock. Under the terms of a Registration Rights Agreement, the Company has certain future requirements to register shares of its common stock.

Instantel is a privately-held Canadian company which manufactures high-quality remote monitoring products in the areas of healthcare security and vibration monitoring for a diverse customer base. Instantel Inc.’s Xmark® division specializes in smart tag technology for protecting people and assets in healthcare environments. Its Hugs® product line is a popular RFID system for preventing the abduction of newborn infants in hospitals, while the WatchMate® system is used in long-term care facilities to protect wander-prone residents.

In addition, the Company contributed its wholly-owned subsidiary, VeriChip Inc., formerly eXI Wireless Inc., to its wholly-owned subsidiary, VeriChip Corporation, under the terms of an Exchange Agreement between the Company and VeriChip Corporation dated June 9, 2005, in consideration for 5.0 million shares of VeriChip Corporation’s common stock and for other good and valuable consideration.

In connection with the acquisition of Instantel, the Company entered into a financing with certain institutional investors. Pursuant thereto, the Company issued 7,860 shares and 4,640 shares, respectively, of its Series D 6% Convertible Preferred Stock (the “Preferred Stock”), par value $10.00 per share, to Satellite Strategic Finance Partners, Ltd. and Satellite Strategic Finance Associates, LLC, a Series E Warrant exercisable into 1,176,075 shares of the Company’s common stock, and a VeriChip Warrant, which is exercisable into 150,000 shares of VeriChip Corporation’s common stock for an aggregate purchase price of $12,500,000 in cash. The Preferred Stock is convertible into 3,196,931 shares of the Company’s common stock at a conversion price of $3.91 per share, subject to anti-dilution provisions. Dividends accrue at 6% annually, subject to the holder’s right to receive a minimum of two years worth of dividends if the Preferred Stock is redeemed or converted before the two-year anniversary of the issue date, and are paid quarterly. The Series E Warrant is exercisable at any time until it expires on June 10, 2010 at an exercise price of $4.09 per share, subject to anti-dilution provisions. The VeriChip Warrant is exercisable at an exercise price of $8.00 per share, subject to anti-dilution provisions, beginning on June 10, 2005, and ending on the one year anniversary of the date on which VeriChip Corporation completes an initial public offering of its common stock or, if VeriChip Corporation does not commence an initial public offering by June 10, 2007, on June 10, 2007. The Company is obligated to register its shares of common stock issuable upon conversion of the Preferred Stock and upon the exercise of the Series E Warrant under the terms of a Registration Rights Agreement. The VeriChip Corporation common stock issuable upon the exercise of the VeriChip Warrant is also subject to registration rights.

In addition, the Company borrowed an aggregate of $5,000,000 from the Satellite institutional investors under Senior Unsecured Notes (the “Notes”) due December 10, 2005. The Company is entitled to extend the maturity of the

Notes for an additional three months provided certain conditions are met. The Notes are payable in cash or, under certain conditions, are exchangeable for shares of the Company’s Preferred Stock at the option of the Company. The Notes were issued at an aggregate price of $5,000,000, which is equal to 93.45% of the face amount. Principal accrues on a daily basis from the issue date through the earlier of the date on which the Notes are paid in full or is exchanged for shares of the Company’s Preferred Stock.

The net proceeds from the sale of the Preferred Stock, the Warrants and the Notes of approximately $17,300,000 were used, together with internal funds of approximately $4,700,000 from the Company, to fund the acquisition of Instantel Inc.

The Company’s press release announcing the acquisition is included herein as an exhibit. The Share Purchase Agreement and Registration Rights Agreement, the Exchange Agreement, the Securities Purchase Agreement, the Certificate of Designations, the Form of Senior Unsecured Note, the Form of Series E Warrant, the Registration Rights Agreement and the Form of VeriChip Warrant will be filed as exhibits to an amendment to this Form 8-K.

Section 2 - Financial Information

Item 2.01 - Completion of Acquisition or Disposition of Assets

On June 10, 2005, VeriChip Inc. entered into the Agreement by and among Instantel, Instantel Holding Company s.ar.l., Perceptis, L.P., VeriChip Inc. and solely for the purposes of Section 1.4 of the Agreement, the Company and VeriChip Corporation, to acquire Instantel. Under the terms of the Agreement, Instantel became a subsidiary of VeriChip Inc., as more fully discussed in Section 1.01 above.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 10, 2005, the Company borrowed an aggregate of $5,000,000 from two institutional investors under Notes. Proceeds were used to acquire Instantel Inc. The Notes are more fully discussed in Section 1.01 above. In addition, under the terms of the Agreement, VeriChip Corporation may be obligated to pay the shareholders of Instantel $2,500,000, such payment being at the shareholders’ election, if VeriChip Corporation does not complete an initial public offering of its common stock by September 30, 2006.

Section 3 - Securities and Trading Securities

Item 3.02 - Unregistered Sales of Equity Securities

The following table lists the unregistered securities sold by the Company on June 10, 2005, to two institutional investors under a Securities Purchase Agreement, as more fully described in Item 1.01 above. The Preferred Stock and Warrants were issued in exchange for $12,500,000 in cash. These securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. In addition to the Preferred Stock listed below, the Company has designated an additional 5,500 shares of Preferred Stock, which may be issued if the Notes are exchanged.

Name/Entity/Nature	Date of Sale	Aggregate Amount of Consideration	Number of Persons	Note	Issued For	Number of Preferred Shares

Satellite Strategic Finance Partners, Ltd.	June 10, 2005	$7,860,000	1	1	Security Purchase Agreement	7,860
Satellite Strategic Finance Associates, LLC	June 10, 2005	$4,640,000	1	2	Security Purchase Agreement	4,640

Total		$12,500,000				12,500

1)
Represents unregistered shares issued under the terms of a Securities Purchase Agreement between the Company and Satellite Strategic Finance Partners, LTD., which transaction was exempt from registration pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. In addition to the number of shares listed in this table, the Company has also granted to Satellite Strategic Finance Partners, Ltd. warrants to acquire an aggregate of 739,516 shares of the Company’s common stock as more fully discussed above in Section 1.01.

2)
Represents unregistered shares issued under the terms of a Securities Purchase Agreement between the Company and Satellite Strategic Finance Associates, LLC, which transaction was exempt from registration pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. In addition to the number of shares listed in this table, the Company has also granted to Satellite Strategic Finance Associates, LLC warrants to acquire an aggregate of 436,559 shares of the Company’s common stock as more fully discussed above in Section 1.01.

Section 5 - Corporate Governance and Management

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 10, 2005, the Company filed a resolution with the Secretary of State of the State of Missouri relating to the designation of its Preferred Stock. Per the resolution, the State of Missouri issued a Certificate of Designations dated June 10, 2005 designating 18,000 shares of the Company’s Preferred Stock as Series D 6% Convertible Preferred Stock, at $10.00 par value per share and $1,000 face amount per share.

The Certificate of Designations will be filed as an exhibit to an amendment to this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

As described in Item 1.01 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release of the Company dated June 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.
(Registrant)

Date: June 10, 2005	By: /s/ Lorraine M. Breece
Lorraine M. Breece
Vice President and Chief Accounting Officer